                                                                    EXHIBIT 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. THIS NOTE MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY JURISDICTION, OR (ii) AN EXEMPTION FROM SUCH REGISTRATION.

                                PROMISSORY NOTE


US   $2,000,000.00                                                  May 18, 2006


     FOR VALUE RECEIVED, THIRD SECURITY STAFF 2001 LLC, having an address of 1881 Grove Avenue, Radford, Virginia 24141 (the "Maker"), promises to pay to the order of DR. ISRAEL M. STEIN ("Lender") at 17 Edge Hill Road, Chestnut Hill, Massachusetts 02467 (the Lender and each successor, owner, endorsee, bearer and holder of this note being herein generally called the "Holder"), or at such other place as the Holder of this note may from time to time designate in writing, in lawful money of the United States of America and in the manner hereinafter provided, the principal sum of Two Million and 00/100 Dollars ($2,000,000.00) together with interest from the date hereof upon the unpaid principal balance, at the rate of five and 00/100 (5.0%) percent per annum.

     During the term hereof, six (6) consecutive quarterly installments of principal and interest shall be due and payable by Maker to Holder in accordance with the attached Schedule commencing on August 18, 2006.

     On November 18, 2007 Maker shall make final payment of the entire outstanding principal balance, together with all accrued but unpaid interest and all other charges due hereunder (the "Maturity Date").

     The entire indebtedness evidenced hereby may be prepaid in full or in part at any time without premium or penalty.

     The Maker hereby waives presentment for payment, protest, suretyship defenses and all other defenses in the nature thereof, notice of protest, dishonor and non-payment of this note and the Maker's liability hereunder shall remain unimpaired, notwithstanding any extension of the time of payment, changes in terms and conditions and all other indulgences granted by the Holder hereof, or the release from liability of any party which may assume the obligation to make payment of the indebtedness evidenced hereby or the performance of the obligations of the Maker hereof.

     The Maker hereof for itself and its legal representatives, successors and assigns respectively, agrees to pay all costs and expenses of collection and enforcement of the obligations of Maker evidenced hereby and the rights of the Holder under this note or under any other instrument now or hereafter executed in connection herewith, including, without limitation, reasonable attorneys' fees and expenses incurred in connection therewith whether or not suit is commenced.

     The Holder shall not, by any act, delay, omission or otherwise be deemed to waive any of his rights or remedies hereunder unless such waiver be in writing and signed by the Holder, and then only to the extent expressly set forth therein. A waiver on any such occasion shall not be construed as a bar to or waiver of any such right or remedy on any future occasion.

     Wherever notice, demand, or a request may properly be given to the Maker hereof under this note, the same shall always be sufficient if in writing and deposited in the United States mails, by registered or certified mail, addressed to the Maker at the address given in this note as the Maker's address, or the address of the Maker last known to the Holder hereof, and any such notice, demand or request shall be treated as having been given upon deposit in the United States mails, postage prepaid, by registered or certified mail.

     The Maker and the Holder each agrees that any action or proceeding for any claim arising out of or related to this note or the transactions contained in or contemplated by this note, whether in tort or contract or at law or in equity, shall be brought only in either the United States District Court for the District of Delaware or in a Delaware state court (each, a "Chosen Court"), and the Maker and the Holder each irrevocably (a) submits to the jurisdiction of the Chosen Courts (and of their appropriate appellate courts), (b) waives any objection to laying venue in any such action or proceeding in either Chosen Court, and (c) waives any objection that such Chosen Court is an inconvenient forum for the action or proceeding. FURTHER, EACH PARTY EXPRESSLY WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS NOTE OR THE TRANSACTIONS CONTAINED IN OR CONTEMPLATED HEREBY.

     If any provision(s) hereof or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable, at the Holder's option, the remainder hereof, or the application of such provision(s) to persons or circumstances other than those as to which such provision(s) is
(was) held invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and in force to the fullest extent permitted by law.

     This note shall be governed by and construed in accordance with the laws of the State of Delaware, to the maximum extent the parties may so lawfully agree. Notwithstanding any provision herein or in any instrument now or hereafter securing this note, the total liability for payments in the nature of interest shall not exceed the limits imposed by the usury laws of said State. The Maker acknowledges that the Maker: (i) has read the provisions of this note; (ii) has had the opportunity to consult legal counsel; (iii) understands the rights that the Maker is granting in this note; and (iv) has executed and delivered this note with the intent to be legally bound.

     Nothing contained in this note shall be determined as conferring upon the Holder any rights as a member of the Maker.

     EXECUTED AS A SEALED INSTRUMENT, as of the day and year first above written.


WITNESS:                                     THIRD SECURITY STAFF 2001 LLC


--------------------                         ----------------------------------
                                             By:    Randal J. Kirk
                                             Title: Manager


                            COMMONWEALTH OF VIRGINIA

City of Radford

     On this 18th day of May, 2006, before me, the undersigned notary public, personally appeared Randal J. Kirk, in his capacity as Manager of Third Security Staff 2001 LLC, proved to me through satisfactory evidence of identification, which were __________________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose.


                                                     ---------------------------
                                                     NOTARY PUBLIC

                                    SCHEDULE
                               TO PROMISSORY NOTE
                               DATED MAY 18, 2006


Compound Period: Quarterly

Nominal Annual Rate: 5.000 %

CASH FLOW DATA

---------------------------------------------------------------------------------------------
    EVENT                     DATE                  AMOUNT  NUMBER     PERIOD      END DATE
---------------------------------------------------------------------------------------------
1   Loan                      05/18/2006      2,000,000.00       1
2   Payment                   08/18/2006        333,333.33       6    Quarterly   11/18/2007
    Fixed Principal (+Int.)

AMORTIZATION SCHEDULE

-------------------------------------------------------------------------------------
                     DATE       PAYMENT    INTEREST       PRINCIPAL          BALANCE
-------------------------------------------------------------------------------------
        Loan   05/18/2006                                               2,000,000.00
           1   08/18/2006    358,333.33   25,000.00      333,333.33     1,666,666.67
           2   11/18/2006    354,166.66   20,833.33      333,333.33     1,333,333.34
 2006 Totals                 712,499.99   45,833.33      666,666.66

           3   02/18/2007    350,000.00   16,666.67      333,333.33     1,000,000.01
           4   05/18/2007    345,833.33   12,500.00      333,333.33       666,666.68
           5   08/18/2007    341,666.66    8,333.33      333,333.33       333,333.35
           6   11/18/2007    337,500.00    4,166.65      333,333.35             0.00
 2007 Totals               1,374,999.99   41,666.65    1,333,333.34

Grand Totals               2,087,499.98   87,499.98    2,000,000.00